UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MYOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2019 (the “Effective Date”), MyoKardia, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Aventis, Inc., a wholly-owned subsidiary of Sanofi S.A. (“Sanofi”), whereby the parties clarified or amended certain rights and obligations of the parties surviving the termination of that certain License and Collaboration Agreement, dated August 1, 2014 (the “Collaboration Agreement”) by and between the Company and Sanofi.

Pursuant to the Termination Agreement, Sanofi granted to the Company an exclusive, worldwide, fully paid-up and royalty-free, perpetual and irrevocable license with the right to grant sublicenses under the Sanofi Licensed Technology to develop, commercialize and manufacture product candidates under three main programs: HCM-1 (mavacamten and MYK-224) , HCM-2, and DCM-1 (MYK-491). Sanofi will transfer to the Company the information, data and know-how pertaining to Sanofi’s activities in relation to the programs and the development and manufacturing of program compounds (the “Sanofi Licensed Technology”). Any additional technology transfer activities will be further memorialized into a detailed technology transfer plan developed and approved by both the Company and Sanofi. The parties have agreed to complete all technology transfer activities by December 31, 2019.

In addition, the Termination Agreement specifies that the non-compete restrictions on the parties pursuant to Section 3.7 of the Collaboration Agreement have terminated as of December 31, 2018 with respect to the mechanism of action for DCM-1 and HCM-2 and, as of April 1, 2019, with respect to HCM-1.

Among other payments payable by the Company to Sanofi pursuant to the Termination Agreement, the Company will pay to Sanofi a non-refundable and non-creditable, amount of $80,000,000 net of any broker’s, financial advisor’s or other similar fees or commissions in consideration of Sanofi releasing the Company from its royalty payment obligations on net sales of HCM-1 products set forth in the Collaboration Agreement, with $50,000,000 of such fee to be paid to Sanofi within 5 days of the Effective Date and the remaining $30,000,000 to be deposited concurrently into escrow and released to Sanofi on or before June 30, 2020.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a complete copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Item 7.01 Regulation FD Disclosure

On July 18, 2019, the Company issued a press release announcing its entry into the Termination Agreement (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2019	MyoKardia, Inc.

	By:	/s/ Cynthia Ladd
Cynthia Ladd

General Counsel